UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 27, 2016

Date of Report (Date of earliest event reported)

MIDWEST OIL AND GAS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54666	27-1614533
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 N Beeline Hwy, #170 Payson, AZ	85541
(Address of principal executive offices)	(Zip Code)

(928) 951-0749

Registrant’s telephone number, including area code

400 West Sycamore Street Independence, KS	67301

 (Former name or former address, if changed since last report)

(855) 200-6964

(Former  telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 18, 2016, Midwest Oil and Gas Inc., a Nevada corporation (the “Company”), executed a Paid-Up Oil and Gas Lease (the “Lease”) with SNOCO, Ltd. and 1996 Snyder Family Partnership, Ltd. (collectively as “Lessor”), whereby the Company agreed to lease from Lessor 160 acres of land situated in Callahan County, Texas and further described as follows: Tract 1: South half of the Greenburg Logan Survey 209, Abstract No. 269, containing 160 acres of land, more or less (the “Leased Premises”).  Pursuant to the Lease, the Company has the right to use the Leased Premises for the purpose of exploring, drilling, producing, and owning oil, gas, and liquid hydrocarbons and conducting all activities necessary or reasonably incident to the exploration for, operations in search of, and production of oil, gas and liquid hydrocarbons.

As consideration for the Lease, the Company paid ten dollars ($10) and agreed to pay royalties on oil, liquid hydrocarbons, gas and other substances produced from the Leased Premises in accordance with the terms of the Lease.  The above is qualified in its entirety to the terms of the Lease which is filed as an attachment to this Form 8-K and incorporated herein.

ITEM 8.01 OTHER INFORMATION

The Company has changed its address and telephone to:

1000 N. Beeline Hwy, #170

Payson, AZ 85541

Telephone number 928-951-0749

Email: midwestoilandgasinc@gmail.com

The Company has also acquired a different domain name for corporate information which is at www.midwestoilandgasinc.com

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits:

Exhibit No.

Description

10.1

Paid-Up Oil and Gas Lease, dated April 12, 2016, by and between SNOCO, Ltd. and 1996 Snyder Family Partnership, Ltd. (collectively as “Lessor”), and Midwest Oil and Gas Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWEST OIL AND GAS INC.

DATE: April 29, 2016

By: /s/ Thomas L. Crom

Name: Thomas L. Crom

Title: Chief Executive Officer and President